                                                                     Exhibit  11

                      DIODES INCORPORATED AND SUBSIDIARIES

                       COMPUTATION OF EARNINGS PER SHARE



                                                                 Year Ended December 31,
                                                   -------------------------------------------------
PRIMARY                                                  1995              1994             1993
                                                   ---------------  ---------------  ---------------
Net income for primary earnings
per share                                          $     4,700,000  $     2,363,000  $     1,587,000
                                                   ===============  ===============  ===============

Weighted average number of
common shares outstanding
during the year                                          4,881,125        4,752,883        4,558,630

Add common equivalent shares
upon exercise of stock options                             339,071          383,627          165,179
                                                   ---------------  ---------------  ---------------

Weighted average number of
shares used in calculations of
primary earnings per share                               5,220,196        5,136,510        4,723,809
                                                   ===============  ===============  ===============

Primary earnings per share                         $           .90  $           .46  $           .34
                                                   ===============  ===============  ===============


FULLY DILUTED
Weighted average number of
shares used in calculating primary
earnings per share                                       5,220,196        5,136,510        4,723,809

Add additional shares issuable
upon exercise of stock options                                 326                *           86,640
                                                   ---------------  ---------------  ---------------

Weighted average number of
shares used in calculation of
fully diluted earnings per share                         5,220,522        5,136,510        4,810,449
                                                   ===============  ===============  ===============

Fully diluted earnings per share                   $           .90  $           .46  $           .33
                                                   ===============  ===============  ===============


*No effect given to common stock equivalents as their effect would be anti-dilutive.